Exhibit 8.1

List of Subsidiaries of the Registrant

1.	China Eastern Airlines Jiangsu Co., Limited (incorporated in the PRC), 62.56% equity of which is owned by China Eastern Airlines Corporation Limited.
2.	China Eastern Airlines Wuhan Co., Limited (incorporated in the PRC), 60% equity of which is owned by China Eastern Airlines Corporation Limited.
3.	Shanghai Eastern Flight Training Co., Limited (incorporated in the PRC), 100% equity of which is owned by China Eastern Airlines Corporation Limited.
4.	Shanghai Airlines Co., Limited (incorporated in the PRC), 100% equity of which is owned by China Eastern Airlines Corporation Limited.

5.	China Eastern Airlines Technology Co., Limited (incorporated in the PRC), 100% equity of which is owned by China Eastern Airlines Corporation Limited.
6.	Shanghai Eastern Airlines Logistics Co., Limited (incorporated in the PRC), 100% equity of which is owned by China Eastern Airlines Corporation Limited.
7.	China Eastern Business Jet Co., Limited (incorporated in the PRC), 100% equity of which is owned by China Eastern Airlines Corporation Limited.
8.	China Eastern Airlines Yunnan Co., Limited (incorporated in the PRC), 90.36% equity of which is owned by China Eastern Airlines Corporation Limited.
9.	Eastern Air Overseas (Hong Kong) Co., Limited (incorporated in Hong Kong), 100% equity of which is owned by China Eastern Airlines Corporation Limited.
10.	China United Airlines Co., Limited (incorporated in the PRC), 100% equity of which is owned by China Eastern Airlines Corporation Limited.
11.	Eastern Airlines Hotel Co., Limited (incorporated in the PRC), 100% equity of which is owned by China Eastern Airlines Corporation Limited.
12.	Shanghai Airlines Tours International (Group) Co., Limited (incorporated in the PRC), 100% equity of which is owned by China Eastern Airlines Corporation Limited.
13.	China Eastern Airlines Application Development Center Co., Limited (incorporated in the PRC), 100% equity of which is owned by China Eastern Airlines Corporation Limited.
14.	China Eastern Airlines E-Commerce Co., Limited (incorporated in the PRC), 100% equity of which is owned by China Eastern Airlines Corporation Limited.